                                  EXHIBIT 2
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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    Smith Barney Fund Management LLC, Investment advisor in accordance with
                       Section 240.13d -1(b) (1)(ii)(E)

      Each of the undersigned hereby affirms the identification and Item 3 Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



Date: January 14, 2002


                        SALOMON SMITH BARNEY HOLDINGS INC.


                        By: /s/ Joseph B. Wollard
                            --------------------------------
                            Name:  Joseph B. Wollard
                            Title: Assistant Secretary


                        CITIGROUP INC.


                        By: /s/ Joseph B. Wollard
                            --------------------------------
                             Name:  Joseph B. Wollard
                             Title: Assistant Secretary